UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2022

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition

On August 8, 2022, DigitalOcean Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2022. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2022, William Sorenson, Chief Financial Officer of the Company, entered into a transition agreement with the Company (the “Transition Agreement”). The Transition Agreement provides that Mr. Sorenson will retire from employment with the Company, effective August 31, 2023 (the “Retirement Date”), and sets forth the terms of Mr. Sorenson’s employment with the Company through the Retirement Date.

Pursuant to the terms of the Transition Agreement, Mr. Sorenson will continue to serve as Chief Financial Officer until the earlier of (i) the date on which the Company appoints his successor and (ii) the Retirement Date. To the extent that a successor is appointed before the Retirement Date, Mr. Sorenson will continue to be employed by the Company as Executive Advisor from the date of such appointment until the Retirement Date to ensure a successful transition of his duties.

From the date of the Transition Agreement through the Retirement Date, Mr. Sorenson will (a) continue to receive his current annual base salary of $430,000; (b) remain eligible to receive a target annual discretionary performance bonus of 65% of his annual base salary with respect to calendar year 2022, based on the achievement of individual and corporate performance goals set forth in the existing bonus plan; (c) continue to vest in any outstanding equity awards; and (d) remain eligible to receive employee benefits in accordance with the Company’s established policies. Mr. Sorenson will also be entitled to the following: (i) a pro-rated annual bonus with respect to calendar year 2023 (equal to two-thirds of the full annual target amount) based on the achievement of performance goals set forth in the Company’s 2023 bonus plan, payable when such annual bonuses are paid to other Company executives; and (ii) an extended period of 12 months from the Retirement Date to exercise any outstanding vested nonstatutory stock options.

Except as otherwise set forth in the Transition Agreement, all other terms and conditions of the Employment Agreement between the Company and Mr. Sorenson, dated March 8, 2021 (the “Employment Agreement”), shall remain in full force and effect.

Mr. Sorenson’s decision to retire is not related to any financial or accounting issues and does not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement and the Transition Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between DigitalOcean, LLC and William Sorenson, dated March 8, 2021.
10.2	Transition Agreement between DigitalOcean, LLC and William Sorenson, dated August 5, 2022.
99.1	Press release issued by DigitalOcean Holdings, Inc. dated August 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2022	DigitalOcean Holdings, Inc.
		By:	/s/ William Sorenson
William Sorenson, Chief Financial Officer